EXHIBIT 1

                             JOINT FILING AGREEMENT

      The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.




Date:  June 9, 2004


                ARTISAN INVESTMENT CORPORATION
                for itself and as general partner of
                ARTISAN PARTNERS LIMITED PARTNERSHIP


                Lawrence A. Totsky*
                --------------------------------


                ANDREW A. ZIEGLER

                Andrew A. Ziegler*
                --------------------------------


                CARLENE MURPHY ZIEGLER

                Carlene Murphy Ziegler*
                --------------------------------


                *By: /s/ Lawrence A. Totsky
                     ---------------------------
                     Lawrence A. Totsky
                     Chief Financial Officer of Artisan Investment Corporation Attorney-in-Fact for Andrew A. Ziegler
                     Attorney-in-Fact for Carlene Murphy Ziegler